UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2014

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 16, 2014, the Company completed its acquisition of Enventis Corporation, formerly Hickory Tech Corporation (“Enventis”). Pursuant to an Agreement and Plan of Merger, dated as of June 29, 2014 (the “Merger Agreement”), among the Company, Sky Merger Sub Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Enventis, Merger Sub merged with and into Enventis (the “Merger”), with Enventis as the surviving company.

At the effective time of the Merger, each share of Enventis common stock converted into the right to receive 0.7402 shares of common stock of the Company, or an approximate aggregate total of 10,144,959 shares of the Company’s common stock.

No fractional shares of Company common stock will be issued to any Enventis shareholder in the Merger. Each Enventis shareholder who would otherwise have been entitled to receive a fraction of a share of Company common stock in the Merger will receive an amount in cash (without interest), rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share of Company common stock to which such holder would otherwise be entitled by (ii) $25.40 (which represents the last reported sale price of Company common stock on the Nasdaq Stock Market on the last complete trading day prior to the date of the effective time of the Merger).This description of the Merger is qualified in its entirety by reference to the Merger Agreement, a complete copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 30, 2014 and is incorporated herein by reference.

A copy of the press release, dated October 16, 2014, announcing the completion of the Merger is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 2.01 by reference.

In addition, as previously disclosed by the Company in a Current Report on Form 8-K filed on September 24, 2014, on September 18, 2014, Consolidated Communications Finance II Co. (“Finance Co.”), an indirect wholly owned subsidiary of the Company, completed an offering of $200.0 million aggregate principal amount of its 6.50% Senior Notes due 2022 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of September 18, 2014 (the “Indenture”), between Finance Co. and Wells Fargo Bank, National Association (“Wells Fargo”), as trustee (the “Trustee”). On October 16, 2014, the net proceeds of the offering were released from escrow and used to (i) pay the fees and expenses in connection with the Company’s acquisition of Enventis discussed above (the “Acquisition”), (ii) repay existing indebtedness of Enventis, and (iii) repurchase, together with cash on hand, $46.754 million in principal amount of Consolidated Communications, Inc.’s, a direct, wholly owned subsidiary of the Company (“CCI”), outstanding 10.875% senior notes due 2020 (the “2020 Notes”), at a price of 116.75%, including premium, accrued interest and fees, of the principal amount, for $56.492 million.

In connection with the closing of the issuance of the Notes, Finance Co. entered into an Escrow and Security Agreement dated as of September 18, 2014 (the “Escrow Agreement”), by and among Finance Co., the Trustee, Wells Fargo, as escrow agent, and Wells Fargo, as financial institution, pursuant to which the proceeds of the Notes offering were placed in an escrow account, which proceeds were released on October 16, 2014 in connection with the consummation of the Acquisition. In connection with the closing of the issuance of the Notes, Finance Co. and Morgan Stanley & Co. LLC, as representative of itself, Wells Fargo Securities, LLC and RBS Securities Inc., entered into a Registration Rights Agreement with respect to the Notes dated as of September 18, 2014 (the “Registration Rights Agreement”).

For a description of the Indenture, the Escrow Agreement and the Registration Rights Agreement, see the Current Report on Form 8-K filed by the Company on September 24, 2014, which is incorporated herein by reference.

The conditions to the release of the funds from the escrow account under the Escrow Agreement included, among other things, the concurrent occurrence of the Acquisition, the merger of Finance Co. with and into CCI, with CCI as the surviving corporation (the “Finance Co. Merger”), the assumption by CCI of all of the obligations of Finance Co. under the Notes, the Indenture and the Registration Rights Agreement, and the Company and certain subsidiaries of the Company (the “Guarantors”) providing guarantees under the Notes and the Indenture and becoming parties to the Registration Rights Agreement.

On October 16, 2014, the Finance Co. Merger was consummated. CCI, the Guarantors and the Trustee have entered into a First Supplemental Indenture, dated as of October 16, 2014, to the Indenture, pursuant to which CCI assumed all of the obligations of Finance Co. under the Notes and the Indenture and the Guarantors guaranteed the Notes. CCI and the Guarantors have become parties to the Registration Rights Agreement by executing a Joinder dated October 16, 2014. The First Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Joinder is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 16, 2014, CCI, the Guarantors and the Trustee entered into a Fourth Supplemental Indenture, dated as of October 16, 2014, to that certain indenture, dated as of May 30, 2012, as supplemented and amended, between CCI and Wells Fargo, as Trustee, for the 2020 Notes (the “2020 Notes Indenture”) pursuant to which the Guarantors confirmed that their respective guarantee obligations under the 2020 Note Indenture apply to the obligations of CCI following the Finance Co. Merger (the “Fourth Supplemental Indenture”). The Fourth Supplemental Indenture is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, Enventis was entitled to select, and the Company agreed to take all such action as may be reasonably necessary to cause, one individual from among the current members of the board of directors of Enventis to be elected to the Company’s board of directors as of the effective time of the Merger.

On October 15, 2014, at the request of Enventis’ board of directors, the Company’s board of directors elected Dale E. Parker, age 62, as a Class II Director of the Company, with such election to become effective as of the effectiveness of the Merger and with a term to expire at the 2016 annual meeting of the Company’s stockholders. As a result, on October 16, 2014, when the Merger became effective, Mr. Parker’s election as a Class II Director of the Company became effective.

As a non-employee director, Mr. Parker will participate in the Company’s director compensation program, pursuant to which directors currently receive the following compensation: (1) $25,000 annual cash retainer and (2) $1,250 for board meetings attended in person and $750 for committee meetings attended in person, with meeting fees halved for each board or board committee meeting attended by means of telephone conference call. The Company also reimburses all non-employee directors for reasonable expenses incurred to attend board or board committee meetings. In addition, Mr. Parker will be eligible to receive an annual restricted share award pursuant to the Amended and Restated Consolidated Communications Holdings, Inc. 2005 Long-Term Incentive Plan. The number of shares will be determined by dividing $61,000 by the 20-day average closing price of the stock as of two trading days before the award date, and all of the restricted shares will vest on the December 5th following the date of the award.

Mr. Parker was a director on the Enventis board from 2006 until the consummation of the Merger on October 16, 2014, and served as Chair of the Hickory Tech Board from January 2011 to May 2013. Mr. Parker has been the Chief Operating Officer (COO), Chief Financial Officer (CFO) and Treasurer for Image Sensing Systems since June 2013. Mr. Parker also continues to serve on the board of Image Sensing Systems, Inc., of St. Paul, Minnesota, a technology company focused in infrastructure improvement through the development of software–based detection solutions for the intelligent transportation systems sector. Mr. Parker served as interim CFO for Ener1, Inc. from 2011 to 2012. Ener1, Inc. is an energy storage technology company that develops lithium-ion-powered storage solutions for application in the electric utility, transportation and industrial electronics markets. In 2010, Mr. Parker worked as CFO of Neenah Enterprises, Inc., an independent foundry. From 2009 to 2010 Mr. Parker was the Vice President of Finance for Paper Works, a producer of coated recycled paper board. Mr. Parker was CFO at Forest Resources, LLC, a company focused on paper product production and conversion, from 2007 to October 2008. Mr. Parker is a CPA and holds an MBA.

On October 17, 2014, Christopher A. Young, Chief Information Officer of the Company, informed the Company of his decision to retire from the Company, effective March 31, 2015.  Mr. Young plans to continue as an employee of the Company until March 31, 2015 in order to ensure a smooth transition of his duties.  Stephen J. Shirar, a Senior Vice President and Secretary of the Company will become the Chief Information Officer of the Company, effective October 17, 2014, and will continue to serve as Secretary of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The financial statements required by Item 9.01(b) will be filed with the Securities and Exchange Commission by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 29, 2014, by and among the Company, Enventis and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated June 30, 2014)
4.1

First Supplemental Indenture, dated as of October 16, 2014, among the Company, CCI, Consolidated Communications Enterprise Services, Inc. (“CCES”), Consolidated Communications of Fort Bend Company (“CCFBC”), Consolidated Communications of Pennsylvania Company, LLC (“CCPC”), Consolidated Communications Services Company (“CCSC”), Consolidated Communications of Texas Company (“CCTC”), SureWest Communications (“SW Communications”), SureWest Fiber Ventures, LLC (“SW Fiber Ventures”), SureWest Kansas, Inc. (“SW Kansas”), SureWest Long Distance (“SW Long Distance”), SureWest Telephone (“SW Telephone”), SureWest TeleVideo (“SW TeleVideo”) and Wells Fargo Bank, National Association

4.2	Form of 6.50% Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1)
4.3

Joinder to Registration Rights Agreement, dated as of October 16, 2014, by the Company, CCI, CCES, CCFBC, CCPC, CCSC, CCTC, SW Communications, SW Fiber Ventures, SW Kansas, SW Long Distance, SW Telephone and SW TeleVideo

4.4

Fourth Supplemental Indenture, dated as of October 16, 2014, among the Company, CCI, CCES, CCFBC, CCPC, CCSC, CCTC, SW Communications, SW Fiber Ventures, SW Kansas, SW Long Distance, SW Telephone, SW TeleVideo and Wells Fargo Bank, National Association

99.1	Press Release dated October 16, 2014

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of June 29, 2014, by and among the Company, Enventis and Merger Sub (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated June 30, 2014)
4.1	First Supplemental Indenture, dated as of October 16, 2014, among the Company, CCI, Consolidated Communications Enterprise Services, Inc. (“CCES”), Consolidated Communications of Fort Bend Company (“CCFBC”), Consolidated Communications of Pennsylvania Company, LLC (“CCPC”), Consolidated Communications Services Company (“CCSC”), Consolidated Communications of Texas Company (“CCTC”), SureWest Communications (“SW Communications”), SureWest Fiber Ventures, LLC (“SW Fiber Ventures”), SureWest Kansas, Inc. (“SW Kansas”), SureWest Long Distance (“SW Long Distance”), SureWest Telephone (“SW Telephone”), SureWest TeleVideo (“SW TeleVideo”), and Wells Fargo Bank, National Association
4.2	Form of 6.50% Senior Note due 2022 (incorporated by reference to Exhibit A to Exhibit 4.1)
4.3	Joinder to Registration Rights Agreement, dated as of October 16, 2014, by the Company, CCI, CCES, CCFBC, CCPC, CCSC, CCTC, SW Communications, SW Fiber Ventures, SW Kansas, SW Long Distance, SW Telephone, SW TeleVideo
4.4	Fourth Supplemental Indenture, dated as of October 16, 2014, among the Company, CCI, CCES, CCFBC, CCPC, CCSC, CCTC, SW Communications, SW Fiber Ventures, SW Kansas, SW Long Distance, SW Telephone, SW TeleVideo, and Wells Fargo Bank, National Association
99.1	Press Release dated October 16, 2014

* Schedules and other attachments to the Agreement and Plan of Merger, which are listed in the exhibit, are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.